UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    SkillSoft Public Limited Company

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SKILLSOFT ANNOUNCES RECEIPT OF IRISH HIGH COURT DIRECTIONS AND

UPDATE ON GO-SHOP PROCESS

DUBLIN, IRELAND AND NASHUA, NEW HAMPSHIRE, March 10, 2010 - SkillSoft PLC (NASDAQ: SKIL), a leading Software as a Service (SaaS) provider of on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses, announced that on March 10, 2010 it received directions from the Irish High Court as to the convening of the Court Meeting in relation to the recommended acquisition of SkillSoft by SSI Investments III Limited, a company formed by funds sponsored by each of Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC. The Court Meeting will be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland, at 9:00 a.m. (GMT) on April 6, 2010. The related Extraordinary General Meeting will be held at Fitzwilton House, Wilton Place, Dublin 2, Ireland, at 9:15 a.m. (GMT) on April 6, 2010 (or as soon thereafter as the Court Meeting shall have been concluded or adjourned). SkillSoft will make a further announcement following posting/mailing of the definitive Proxy Statement (comprising the Scheme Document).

On February 12, 2010, the Board of SkillSoft and the Board of SSI Investments III Limited announced, pursuant to Rule 2.5 of the Takeover Rules, that they had reached agreement on the terms of a recommended acquisition for cash of the entire issued and to be issued share capital of SkillSoft by SSI Investments III Limited by means of a Scheme of Arrangement under Section 201 of the Companies Act 1963 of Ireland.

Under the terms of the Transaction Agreement entered into by SkillSoft and SSI Investments, SkillSoft had the right to affirmatively solicit acquisition proposals from other parties during the 22-day period following the date of the Rule 2.5 Announcement. Accordingly, between February 12, 2010 and March 6, 2010, Credit Suisse Securities (USA) LLC (“Credit Suisse”), the Company’s financial advisor, on behalf of and at the request of the Company, contacted 45 parties (including both private equity firms and operating companies) that SkillSoft, after discussion with Credit Suisse, believed might have an interest in considering an acquisition of SkillSoft. SkillSoft entered into Confidentiality Agreements with 10 of those parties and subsequently granted each of them access to the electronic data room containing documents that had been made available to the Private Investor Group. All of those parties conducted some level of due diligence on SkillSoft. Each party interested in submitting a competing proposal was requested to do so no later than 12 p.m. ET, Thursday March 4, 2010. SkillSoft received an indicative conditional preliminary proposal from one of those parties to acquire all of the outstanding shares of SkillSoft at a price per share in excess of the price payable under the SSI Investments acquisition. This proposal was preliminary in nature and subject to certain conditions. Subsequent to submitting this proposal to SkillSoft and after further work relating to those conditions, the third party informed SkillSoft that it would not be submitting a more formal or unconditional offer and withdrew its preliminary proposal. Accordingly, the SkillSoft Board continues to unanimously recommend that SkillSoft shareholders vote in favour of the SSI Investments acquisition.

As stated in the Rule 2.5 Announcement, under the terms of the recommended acquisition, SkillSoft shareholders will receive $10.80 in cash for each SkillSoft ordinary share or American Depositary Share (“ADS”), representing a 26% premium to the average closing price of SkillSoft’s ADS over the one-year period ended on February 11, 2010 and a 49% premium to the average closing price of SkillSoft’s ADS over the five-year period ended on February 11, 2010. The fully diluted equity value of the transaction is approximately $1.1 billion.

SkillSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by this scheme of arrangement. Information regarding SkillSoft’s directors and executive officers is contained in SkillSoft’s Annual Report on Form 10-K for the year ended January 31, 2009 and its Proxy Statement on Schedule 14A dated August 26, 2009, which are filed with the SEC. These documents including the definitive Proxy Statement (comprising the definitive Scheme Document) are available free of charge at the SEC’s web site www.sec.gov.

Enquiries:

SkillSoft

Tom McDonald, Chief Financial Officer	+1(603)324-3000
Geoff Grande, FD Investor Relations	+1(617)747-1721
Jonathan Neilan, FD Media Relations, Ireland	+353(0)16633686

Financial Advisor to SkillSoft
Credit Suisse
North America
Adam Nordin	+1(312)750-3000
Storm Duncan	+1(415)249-2100

UK & Ireland
Zachary Brech	+442078888888

About SkillSoft

SkillSoft PLC (NASDAQ: SKIL) is a leading SaaS provider of on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses. SkillSoft enables business organizations to maximize business performance through a combination of comprehensive e-learning content, online information resources, flexible learning technologies and support services.

Content offerings include business, IT, desktop, compliance and consumer/SMB courseware collections, as well as complementary content assets such as Leadership Development Channel video products, KnowledgeCenter(TM) portals, virtual instructor-led training services and online mentoring services. SkillSoft’s Books24x7(R) product offering includes access to more than 18,000 digitized IT and business books, as well as book summaries and executive reports. Technology offerings include the SkillPort(R) learning management system, Search-and-Learn(R), SkillSoft(R) Dialogue(TM) and virtual classroom.

SkillSoft courseware content described herein is for information purposes only and is subject to change without notice. SkillSoft has no obligation or commitment to develop or deliver any future release, upgrade, feature, enhancement or function described in this press release except as specifically set forth in a written agreement.

SkillSoft, the SkillSoft logo, SkillPort, Search-and-Learn, SkillChoice, Books24x7, ITPro, BusinessPro, OfficeEssentials, GovEssentials, EngineeringPro, FinancePro, AnalystPerspectives, ExecSummaries, ExecBlueprints, Express Guide and Dialogue are trademarks or registered trademarks of SkillSoft PLC in the United States and certain other countries. All other trademarks are the property of their respective owners, countries.

Legal Information

The directors of SkillSoft accept responsibility for the information contained in this announcement, other than that relating to SSI Investments III Limited, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC and the directors of SSI Investments III Limited and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SkillSoft (who have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of SSI Investments III Limited accept responsibility for the information contained in this Announcement relating to SSI Investments III Limited, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC and the directors of SSI Investments III Limited and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SSI Investments III Limited (who have taken all reasonable care to ensure such is the case, the information contained in this announcement for which they accept responsibility) is in accordance with the facts and does not omit anything likely to affect the import of such information.

Credit Suisse, which is regulated under the laws of the United Sates of America, is acting for SkillSoft and for no one else in connection with the Acquisition and will not be responsible to any person other than SkillSoft for providing the protections afforded to clients of Credit Suisse, nor for providing advice in relation to the Acquisition, the content of this announcement or any transaction or any matter referred to herein. Neither Credit Suisse nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Credit Suisse in connection with this announcement, any transaction, any statement contained herein or otherwise.

Morgan Stanley, which is regulated under the laws of the United States of America, is acting as lead financial advisor to SSI Investments and the Investor Group and no one else in connection with the Acquisition and will not be responsible to anyone other than SSI Investments and the Investor Group for providing the protections afforded to clients of Morgan Stanley or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein. Neither Morgan Stanley nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Morgan Stanley in connection with this announcement, any transaction, any statement contained herein or otherwise.

WilmerHale and William Fry are acting as legal advisors to SkillSoft. Ropes & Gray LLP and Mason Hayes+Curran are acting as legal advisors to SSI Investments III Limited, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC.

This announcement does not constitute an offer to purchase, sell, subscribe for or exchange or the solicitation of an offer to purchase, sell, subscribe for or exchange any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise.

Capitalised terms used but not otherwise defined herein shall have the meanings given to such terms in the Rule 2.5 Announcement.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the definitive Proxy Statement (comprising the Scheme Document). SkillSoft Securityholders are advised to read carefully the formal documentation in relation to the proposed transaction once the definitive Proxy Statement (comprising the Scheme Document) has been despatched.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

On 12 February 2010, SkillSoft filed with the U.S. Securities and Exchange Commission, or SEC, a Preliminary Proxy Statement (comprising the Scheme Document) and SkillSoft intends to mail to its security holders a Definitive Proxy Statement (comprising the Scheme Document) in connection with the Acquisition and the Scheme. Investors and security holders are urged to read carefully SkillSoft’s Preliminary Proxy Statement (comprising the Scheme Document) and SkillSoft’s Definitive Proxy Statement (comprising the Scheme Document), when available, because these documents contain important information about SkillSoft, the Acquisition and the Scheme and related matters. Investors and security holders may obtain free copies of the Preliminary Proxy Statement (comprising the Scheme Document), the Definitive Proxy Statement (comprising the Scheme Document), when available, and other documents filed with the SEC by SkillSoft through the web site maintained by the SEC at www.sec.gov. In addition, investors and shareholders my obtain free copies of the Preliminary Proxy Statement (comprising the Scheme Document) and Definitive Proxy Statement (comprising the Scheme Document), when available, from SkillSoft by contacting SkillSoft PLC, Attention: Investor Relations, 107 Northeastern Boulevard, Nashua, New Hampshire 03062, USA; (tel) +1(603)324-3000.

SkillSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by this scheme of arrangement. Information regarding SkillSoft’s directors and executive officers is contained in SkillSoft’s Annual Report on Form 10-K for the year ended 31 January 2009 supplemented by Form 10-K/A dated 28 May 2009 and its Proxy Statement on Schedule 14A, dated 26 August 2009, which are filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov.

SAFE HARBOUR FORWARD-LOOKING STATEMENTS

This announcement includes information that constitutes forward-looking statements made pursuant to the safe harbour provision of the Private Securities Litigation Reform Act of 1995. Statements in this announcement regarding the proposed transaction between SSI Investments III Limited and SkillSoft, the expected timetable for completing the transaction and any other statements about SSI Investments III Limited’s and SkillSoft’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Factors that could cause or contribute to such differences include competitive pressures, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation and other risk factors disclosed under the heading “Risk Factors” in SkillSoft’s Quarterly Report on Form 10-Q for the quarterly period ended 31 October 2009, as filed with the Securities and Exchange Commission. The forward-looking statements provided by SSI Investments III Limited and SkillSoft in this announcement represent the views of SSI Investments III Limited and SkillSoft as of the date of this announcement. SSI Investments III Limited and SkillSoft anticipate that subsequent events and developments may cause their views to change. However, while SSI Investments III Limited and SkillSoft may elect to update these forward-looking statements at some point in the future, SSI Investments III Limited and SkillSoft specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing SSI Investments III Limited’s or SkillSoft’s views as of any date subsequent to the date of this announcement.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007, as amended (the “Irish Takeover Rules”), if any person is, or becomes, ‘interested’ (directly or indirectly) in, one per cent., or more of any class of ‘relevant securities’ of SkillSoft, all ‘dealings’ in any ‘relevant securities’ of SkillSoft (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3.30 pm (GMT) on the business day following the date of the relevant transaction. This requirement will continue until the date on which the scheme becomes effective or on which the ‘offer period’ otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of SkillSoft, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of SkillSoft by SSI Investments III Limited or SkillSoft, or by any of their respective ‘associates’ must also be disclosed by no later than 12 noon (GMT) on the business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed can be found on the Panel’s website at www.irishtakeoverpanel.ie.

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Panel’s website at www.irishtakeoverpanel.ie or contact the Panel on telephone number +353 (0)1 678 9020; fax number +353 (0)1 678 9289.

The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any jurisdiction in respect of which it would be unlawful to do so, including (but not limited to) Canada, South Africa, Australia and Japan. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.